SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 22, 2014

MERIDIAN BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Ohio	0-14902	31-0888197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No. )

3471 River Hills Drive, Cincinnati, Ohio	45244
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(513) 271-3700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On January 22, 2014, the Company issued a press release announcing its financial results for the fiscal quarter ended December 31, 2013.  A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 5.07  Submission of Matters to a Vote of Security Holders.

The following matters were submitted to a vote of shareholders at the Company's Annual Meeting of Shareholders, which was held on January 22, 2014:

(a)  Votes regarding the election of five directors:

Name	For	Withheld	Broker Non-Votes
James M. Anderson	33,013,973	1,729,932	4,352,636
John A. Kraeutler	33,728,684	1,015,221	4,352,636
William J. Motto	28,429,200	6,314,705	4,352,636
David C. Phillips	32,548,089	2,195,816	4,352,636
Robert J. Ready	32,548,106	2,195,799	4,352,636

(b)  Advisory Votes regarding named executive officer compensation:

For	Against	Abstain	Broker Non-Votes
33,087,659	1,364,119	292,127	4,352,636

(c)  Votes regarding the ratification of the Audit Committee’s appointment of Grant Thornton LLP as Meridian’s Independent Registered Public Accounting Firm for fiscal 2014:

For	Against	Abstain
37,196,223	1,865,997	34,321

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

99.1	Press Release dated January 22, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIDIAN BIOSCIENCE, INC.

Date: January 23, 2014	By:	/s/ Melissa A. Lueke
Melissa A. Lueke
Executive Vice President and Chief Financial Officer
(Principal Accounting Officer)